EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

Commission File Number 33-4682

CAPITAL BUILDERS DEVELOPMENT PROPERTIES II,

A CALIFORNIA LIMITED PARTNERSHIP

In connection with the Report of Capital Builders Development Properties II (the "Partnership") on Form 10-Q for the nine months ended September 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), the undersigned, Michael J. Metzger, President of Capital Builders, Inc., and Kenneth L. Buckler, Chief Financial Officer of Capital Builders, Inc., certify, based on my knowledge, that:

(1) The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Capital Builders Development Properties II.

November 11, 2004

___________________________________________

Michael J. Metzger, President

____________________________________________

Kenneth L. Buckler, Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

* This certification, required by Section 906 of the Sarbanes-Oxley Act of 2002, other than as required by Section 906, is deemed to be "filed" with the Commission or subject to the rules and regulations promulgated by the Commission under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of said Act.